UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

MID-SOUTHERN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Executive Officer

On February 5, 2020, the Board of Directors (“Board”) of Mid-Southern Bancorp, Inc. (the “Company”), elected Mr. Robert W. DeRossett as the Company’s Chief Financial Officer.

Mr. DeRossett is a CPA and CFA and has extensive experience in financial services. From 2015 to 2017, Mr. DeRossett provided CFO Advisory Services.  From 2017 until 2018 he was a Vice President of CFO services for Venture First and provided advisory services to venture-backed and small high growth companies. From 2018 until January 2020 he was the Director of Finance for Rabbit Hole Spirits, LLC.

For further information concerning Mr. DeRossett’s background, reference is made to the press release dated February 10, 2020, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. DeRossett and any director or other executive officer of the Company.  Mr. DeRossett has not engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

99.1 Press Release of Mid-Southern Bancorp, Inc. dated February 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: February 10, 2020	/s/Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer